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                                                                       EXHIBIT 4

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of June 14, 2001, by and among Navigant International, Inc., a Delaware corporation (the "Company"), and each of the parties identified on Exhibit A hereto (collectively, the "Stockholders").

1. Introduction. The Company is a party to the Agreement and Plan of Merger (the "Merger Agreement"), dated of even date herewith, by and among the Company, SATO Travel Holding Co., Inc., a Delaware corporation, and the Stockholders, pursuant to which the Company has agreed, among other things, (a) to issue 1,469,390 shares (subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Common Stock after the date hereof) (the "Initial Shares") of its Common Stock, par value $0.001 per share (the "Common Stock"), to the Stockholders at the closing of the transactions contemplated by the Merger Agreement (the "Closing"), a portion of which shall be held in escrow pursuant to the terms and conditions of the Merger Agreement and the Escrow Agreement (as defined therein), all of which shares shall be subject to registration rights hereunder, and (b) an additional number of shares of Common Stock as Contingent Merger Consideration (as defined in the Merger Agreement) that will be issued in the future if certain events occur, as further set forth in the Merger Agreement (the "Contingent Shares"), all of which shares shall be subject to registration rights hereunder. This Agreement shall become effective upon the issuance of such securities to the Stockholders pursuant to the Merger Agreement. Certain capitalized terms used in this Agreement are defined in Section 3 hereof; references to sections shall be to sections of this Agreement.

2. Registration Under Securities Act, Etc.

   2.1 Shelf Registration.

       (a) The Company shall file with the Commission, (i) promptly but not later than the 10th business day after the date hereof, a registration statement (the "Initial Registration Statement") on Form S-3 (or a successor form) covering the resale to the public by the holders of the Initial Shares and (ii) promptly, but not later than the 10th business day after issuance of any Contingent Shares, a registration statement on Form S-3 (or a successor form) covering the resale to the public by the holders of such Contingent Shares (the "Contingent Registration Statement"). For purposes of this Article 2, the Initial Registration Statement and the Contingent Registration Statement shall each be referred to herein as a "Registration Statement".

       (b) Except as otherwise expressly provided herein, the Company shall use commercially reasonable efforts to cause each Registration Statement to be declared effective and shall keep each of the Initial Registration Statement and the Contingent Registration Statement, respectively, continuously effective under the Securities Act until the earlier of (i) two (2) years from the issuance, respectively, of the Initial Registered Shares and the Contingent Shares, or (ii) such date that all of the Registrable Securities registered thereunder have been sold.
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   2.2 Registration Procedures. If and whenever the Company is required to use commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided herein, the Company shall:

       (a) prepare and file with the Commission an appropriate form of registration statement and such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement, and use commercially reasonable efforts to cause the registration statement, and each such amendment and supplement, to become and remain effective, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

       (b) furnish to the holders of Registrable Securities (the "Holders") covered by such Registration Statement such reasonable number of copies of a prospectus, including a preliminary prospectus, Registration Statements, and any amendments (in each case, including all exhibits) in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

       (c) use commercially reasonable efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such states and jurisdictions as shall be reasonably requested by the Holders, to cause all Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holders to consummate the disposition of such Registrable Securities, to keep such registrations or qualifications in effect for so long as such Registration Statement remains in effect and do any and all other acts and things that may be necessary to enable the Holders to consummate in such states the public sale or other disposition of the Registrable Shares owned by the Holders, including (subject to Section 5.8 of the Merger Agreement) the removal of legends from certificates registered pursuant to such Registration Statement (and to the end of removing the legend from certificates, if the Company is required to do so by the Company's transfer agent and the facts underlying the sale are made available to the Company's counsel by way of representations reasonably acceptable to such counsel, the Company shall deliver to its transfer agent an opinion of counsel in form and substance reasonably acceptable to the transfer agent and reasonably capable of being given by such counsel (with a copy to such Holder)); except that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or file a general consent to service of process in any such state or jurisdiction;

       (d) notify each Holder covered by a Registration Statement, at any time when a prospectus relating thereto covered by such Registration Statement is required to be delivered under the Securities Act, of (i) the issuance by the Commission of a stop order suspending the effectiveness of any Registration Statement or the initiation of proceedings with respect to any Registration Statement under Section 8(d) or 8(e) of the Securities Act, (ii) the occurrence of any event or the existence of any fact (a "Material Event") as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the

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circumstances under which they were made, not misleading, or (iii) the occurrence or existence of any pending corporate development that, in the discretion of the Company, makes it appropriate to suspend the availability of any Registration Statement and the related prospectus. Upon the occurrence of any of (i), (ii), or (iii), then (A) in the case of clause (ii) above, subject to the next sentence, the Company shall as promptly as practicable prepare and file a post-effective amendment to such Registration Statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use all reasonable efforts to cause it to be declared effective as promptly as is reasonably practicable, and (B) give notice to the Holder of any Registrable Securities that the availability of any Registration Statement is suspended (a "Deferral Notice") and, upon receipt of any Deferral Notice, each Stockholder (on behalf of itself and any other Holder to which it has transferred such Registrable Securities) agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Holder's receipt of copies of the supplemented or amended prospectus provided for in clause (A) above, or until it is advised in writing by the Company that the prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus. The Company will use all reasonable efforts to ensure that the use of the prospectus may be resumed (x) in the case of clause (i) above, as promptly as is practicable, (y) in the case of clause (ii) above, as soon as, in the sole judgment of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as reasonably practicable thereafter and (z) in the case of clause (iii) above, as soon as, in the discretion of the Company, such suspension is no longer appropriate. The period during which the availability of any Registration Statement and any prospectus is suspended shall not exceed forty-five (45) days in any three (3) month period or ninety (90) days in any twelve (12) month period;

       (e) promptly apply for listing and list the Registrable Securities being registered on any national securities exchange on which a class of the Company's equity securities is listed;

       (f) promptly notify the Holders at the addresses identified on Exhibit A and confirm such advice in writing promptly thereafter: (a) when the Registration Statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective; (b) of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus or for additional information; (c) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings by any Person for that purpose; and (d) of the receipt by the Company of any notification with respect to the

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suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; and

       (g) upon the reasonable request of a Holder that is a member of the Board of Directors of the Company for the sole purpose of enabling such Holder to sell Registrable Securities under either Registration Statement pursuant to a transaction reasonably acceptable to the Company under which such Holder is legally required to deliver an opinion of counsel or an accountant's "comfort letter" or similar "agreed-upon-procedures letter" in order to consummate such transaction, furnish to such Holder a signed counterpart, addressed to such Holder, of (x) an opinion of counsel for the Company reasonably satisfactory in form and substance to such Holder and the Company, and (y) a "comfort letter" (or in the case of any such Person which does not satisfy the conditions for receipt of a "comfort letter" specified in Statement on Auditing Standards No. 72, an "agreed-upon procedures" letter) signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities (with, in the case of an "agreed upon procedures" letter, such modifications or deletions as may be required under Statement of Auditing Standards No. 35).

   2.3 Preparation; Reasonable Investigation. The Company will not file any Registration Statement or amendment thereto or any prospectus or any supplement thereto (including such documents incorporated by reference and proposed to be filed after the initial filing of a Registration Statement) to which the Stockholders' Representative (as defined in the Merger Agreement) shall reasonably object, provided that the Company, after allowing the Holders an opportunity to review such filing pursuant to this Section 2.3, may file such document in a form required by law or upon the written advice of its counsel. Subject to the foregoing sentence, in connection with the preparation and filing of each Registration Statement under the Securities Act pursuant to this Agreement, the Company will give the Holders, their underwriters, if any, and their respective counsel and accountants, the opportunity to participate (by delivery of written comments from the Stockholders' Representative to the Company) in the preparation of such Registration Statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them (through the Stockholders' Representative) such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

   2.4 Requirements of Stockholders.

       (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article 2 in respect of the Registrable Securities of any selling Holder that such selling Holder shall furnish to the Company such information regarding itself, the Registrable

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Securities held by it, and the intended method of disposition of such
Registrable Securities as shall be required to effect the registration of such Registrable Securities. To the extent a Holder fails to provide such information in a timely manner, and if the Company determines it appropriate, the Company may delay the filing of any such Registration Statement until the Holder provides such information.

       (b) No Holder shall distribute any prospectus or make any offer to sell (or solicit any offer to purchase) or sell any Registrable Securities in a transaction covered by a prospectus from and after the time that the Company notifies the Holder that the prospectus fails to state a material fact, contains a material misstatement or fails to state a fact necessary in order to make the statements included in the prospectus not misleading until the Company has provided a revised, amended or supplemented prospectus that corrects the misstatement or omission.

       (c) Each Holder shall comply with the prospectus delivery requirements of the Securities Act in connection with offers to sell, solicitations of offers to purchase, and sales of Registrable Securities in connection with any offer or sale pursuant to a Registration Statement.

   2.5 Expenses of Registration. The Company shall bear all expenses incurred in connection with each registration, filing or qualification of Registrable Securities pursuant to Section 2.1, including all registration, filing and qualification fees, exchange listing fees, state securities law fees and expenses, printing and accounting fees, fees and disbursements of counsel for the Company, and fees and disbursements not to exceed $10,000 for each of the Initial Registration Statement and the Contingent Registration Statement of one counsel for the selling Holders. Any underwriting discounts and commissions (for brokers or other intermediaries) relating to Registrable Securities included in any registration effected pursuant to Section 2.1 and the fees and disbursements of additional selling Holders' counsel will be borne and paid by the Holders.

   2.6 Indemnification.

       (a) The Company will, and hereby agrees to, indemnify and hold harmless each selling Holder, the officers, directors, partners, agents and employees of each selling Holder, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such selling Holder or underwriter within the meaning of the Securities Act or the Exchange Act and their agents (collectively, the "Holder Indemnitees"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or any other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Violation. The indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder Indemnitee in any such case for any such loss, claim, damage, liability or action (i) to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of such Holder Indemnitee; or (ii) in the case of a sale directly by a Holder (including a sale of such Registrable Securities through any underwriter retained by such selling Holder engaging in a distribution solely on behalf of such

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Holder), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act.

       (b) Each Stockholder and Holder who has succeeded to the obligations of a Stockholder hereunder which includes any Registrable Securities in any Registration Statement (i) will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed a Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, each agent and any underwriter for the Company, and any other selling Holder or other shareholder selling securities in such registration statement or any of its directors, officers, partners, agents or employees or any Person who controls such selling Holder or such other shareholder or such underwriter (collectively, the "Company Indemnitees"), against any losses, claims, damages or liabilities (joint or several) to which any Company Indemnitee may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; provided, however, that the liability of any selling Holder hereunder shall be limited to the amount of net proceeds (after deduction of all underwriters' discounts and commissions paid by such Holder in connection with the registration in question) received by such selling Holder in the offering giving rise to the Violation; and provided, further that the indemnity agreement contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such selling Holder (which consent shall not be unreasonably withheld) nor, in the case of a sale directly by the Company of its securities (including a sale of such securities through any underwriter retained by the Company to engage in a distribution solely on behalf of the Company), shall such selling Holder be liable to the Company in any case in which such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and the Company failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act.

       (c) Promptly after receipt by any Company Indemnitee or Holder Indemnitee (collectively, the "Indemnitees") under this Section 2.6 of notice of the commencement of any action (including any governmental action), such Indemnitee will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume and control the defense thereof with counsel mutually satisfactory to the parties; provided, however, that such Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such Indemnitee by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests, as reasonably determined by either

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party, between such Indemnitee and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the Indemnitee under this Section 2.6 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to such Indemnitee otherwise than under this Section 2.6.

       (d) The obligations of the Company and the Holders under this Section 2.6 shall survive the completion of any offering of Registrable Securities in a Registration Statement whether under this Article 2 or otherwise.

       (e) If the indemnification provided for in this Section 2.6 is unavailable to a party that would have been an Indemnitee under this Section 2.6 in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to herein, then each party that would have been an indemnifying party hereunder shall, in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party, on the one hand, and such Indemnitee, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the Violation relates to information supplied by such indemnifying party or such Indemnitee and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The parties agree that it would not be just and equitable if contribution pursuant to this Section 2.6(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 2.6(e) shall include any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The liability of any Holder of Registrable Securities in respect of any contribution obligation of such Holder (after deduction of all underwriters' discounts and commissions paid by such Holder in connection with the registration in question) arising under this Section 2.6(e) shall not in any event exceed an amount equal to the net proceeds to such Holder from the disposition of the Registrable Securities disposed of by such Holder pursuant to such registration.

3. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

   3.1 Commission: The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

   3.2 Common Stock: As defined in Section 1.

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   3.3 Company: As defined in the introductory paragraph of this Agreement.

   3.4 Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

   3.5 Holders: As defined in Section 2.2

   3.6 Registrable Securities: The Initial Shares, any Contingent Shares and any shares of Commons Stock or other capital stock of the Company issued or issuable with respect to any Initial Shares or Contingent Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (d) they shall have ceased to be outstanding.

   3.7 Person: A corporation, an association, a partnership, an organization, business, an individual, a governmental or political subdivision thereof or a governmental agency.

   3.8 Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

   3.9 Violation: with respect to any Registration Statement which includes any Registrable Securities:

       (a) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

       (b) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; or

       (c) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with any matter relating to such Registration Statement.

4. Reports Under Securities Exchange Act of 1934.

   4.1 With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act ("Rule 144") and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

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       (a) use commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

       (b) use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

       (c) furnish to any Holder upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such Holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

5. Course of Dealing; Amendments, Waivers and Consents. No course of dealing between the parties shall operate as a waiver of any party's rights under this Agreement. Each party acknowledges that if any party, without being required to do so by this Agreement, gives any notice or information to, or obtains any consent from, the other party, such party shall not by implication have amended, waived or modified any provision of this Agreement, or created any duty to give any such notice or information or to obtain any such consent on any future occasion. No delay or omission on the part of any party in exercising any right under this Agreement shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No amendment, waiver or consent with respect to this Agreement shall be binding unless it is in writing and signed by each of the Company and the Stockholders' Representative.

6. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

7. Notices. Except as otherwise provided in this Agreement, all notices, requests and other communications to any Person provided for hereunder shall be in writing and shall be given to such Person (a) in the case of a party hereto, addressed to such party in the manner set forth in the Merger Agreement or at such other address as such party shall have furnished to the Company in writing, or (b) in the case of any other holder of Registrable Securities, at the address that such holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to the Company. Each such notice, request or other communication shall be sufficiently given if in writing and delivered in person, transmitted by facsimile transmission (fax) or sent by registered or certified mail (return receipt requested) or recognized overnight delivery service postage pre-paid. A notice or communication will be effective (i) if delivered in person or by overnight courier, on the business day it is delivered, (ii) if transmitted by telecopier, on the business day of actual

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confirmed receipt by the addressee thereof, and (iii) if sent by registered or certified mail, three (3) business days after dispatch.

8. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and to each Stockholder's respective successors and assigns; provided that any such successor or assignee agrees in writing to be bound by the provisions hereof. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities.

9. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

10. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS.

11. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

12. Entire Agreement. This Agreement and the Merger Agreement embody the entire agreement and understanding between the Company and each other party hereto relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. To the extent of any conflict or inconsistency between any provision of this Agreement and any provision of the Merger Agreement, the provision of this Agreement shall control; provided, however, that in no event shall the provisions of this Agreement affect the restrictions set forth in Section 5.8 of the Merger Agreement.

13. SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF DELAWARE OR OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF. EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF TO SUCH PARTY BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN SECTION 7. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE

GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

14. Severability. If any provision of this Agreement, or the application of such provisions to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.



                        [Signatures on Following Page]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.





                                 NAVIGANT INTERNATIONAL, INC.


                                 By:      /s/ Eugene A. Over, Jr.
                                 Name:    Eugene A. Over, Jr.
                                 Title:   Vice President


                                 GENERAL ELECTRIC PENSION TRUST


                                 By:      GE Asset Management Incorporated,
                                          its investment manager

                                 By:      /s/ Davide W. Wiederecht
                                 Name:    David W. Wiederecht
                                 Title:   Vice President


                                 STUART MILL, LLC


                                 By:      its Manager: Stuart Mill Capital, Inc.

                                 By:      /s/ Lawrence A. Hough
                                 Name:    Lawrence A. Hough
                                 Title:   President


                                 AMBASSADORS INTERNATIONAL, INC.


                                 By:      /s/ John Ueberroth
                                 Name:    John Ueberroth
                                 Title:   Chief Executive Officer


                                 HOUGH INVESTMENT LIMITED
                                 PARTNERSHIP


                                 By:      /s/ Lawrence A. Hough
                                 Name:    Lawrence A. Hough
                                 Title:   General Partner